UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                  FORM 8-K

                               CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): September 26, 2003

                            Denny's Corporation
                            -------------------
            (Exact name of registrant as specified in its charter)

 Delaware                        0-18051                       13-3487402
 --------                        -------                       ----------
(State or other              (Commission File                (IRS Employer
 jurisdiction of                   Number)                 Identification No.)
 incorporation)


 203 East Main Street, Spartanburg, SC                         29319-9966
 -------------------------------------                         ----------
 (Address of Principal Executive Offices)                      (Zip Code)


      Registrant's telephone number, including area code (864) 597-8000


      ----------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 5. Other Events

On September 26, 2003, Denny's Corporation issued a press release announcing that its operating subsidiaries, Denny's Inc. and Denny's Realty, Inc., have amended and restated their $125 million revolving credit facility to include a new $40 million term loan, thereby increasing the aggregate commitments to $165 million. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)  Exhibits:

             99.1 - Press release dated September 26, 2003.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Denny's Corporation


Date:  September 29, 2003                        /s/ Andrew F. Green
                                                 -------------------
                                                 Andrew F. Green
                                                 Senior Vice President
                                                 and Chief Financial Officer

                                                                Exhibit 99.1

                                                                Press Release


Investor Contact: Ken Jones
                  864-597-8658

Media Contact:    Debbie Atkins
                  864-597-8361



      DENNY'S ANNOUNCES TERM LOAN SUPPLEMENT TO EXISTING CREDIT FACILITY

         SPARTANBURG, S.C., September 26, 2003 --  Denny's Corporation (OTCBB:
DNYY) today announced that its operating subsidiaries, Denny's Inc. and Denny's Realty, Inc., have amended and restated their $125 million revolving credit facility to include a new $40 million term loan, thereby increasing the aggregate commitments to $165 million.

         The amended and restated facility, including the new term loan, will continue to mature on December 20, 2004. The structure of the revolving portion of the credit facility is generally unchanged. The new term loan will bear interest at a fixed rate of 11.0% per annum and will not amortize prior to maturity. The term loan lenders will share in the same security package as the revolving lenders; however, the term loans will be subordinated in right of payment to the revolving loans.

         The Company today used the $40 million term loan proceeds to pay down outstanding revolving loans, thus increasing availability under the revolving portion of the credit facility and enhancing the Company's current liquidity position. Accordingly, the $165 million credit facility now consists of outstanding term loans of $40 million, outstanding letters of credit of $38 million, and outstanding advances under the revolver of $22 million, leaving a net availability of $65 million.

         Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees 1,653 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on the Company, including news releases, links to SEC filings and other financial information, please visit the Denny's website at www.dennys.com.

         Certain matters discussed in this release may constitute forward looking statements involving risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements. Factors that could cause actual performance to differ materially from the performance indicated by such statements include, among others: the competitive pressures from within the restaurant industry; the level of success of the Company's operating initiatives and advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Exhibit 99 contained in the Company's Annual Report on Form 10-K for the year ended December 25, 2002 (and in the Company's subsequent quarterly reports on Form 10-Q).